Exhibit 99.1
ClearPoint Neuro Announces Appointment of Mazin Sabra as Chief Operating Officer
SOLANA BEACH, CA, September 20, 2022 – ClearPoint Neuro, Inc. (Nasdaq: CLPT) (the “Company”), a global therapy-enabling platform company providing navigation and delivery to the brain, today announced that Mazin Sabra will join the Company effective October 10th as Chief Operating Officer. Mr. Sabra will report directly to Joe Burnett, ClearPoint Neuro’s Chief Executive Officer, and serve as a member of the Company’s senior leadership team.
“We are thrilled to have Mazin join our team and bring his valuable and relevant skill set into our organization,” commented Joe Burnett, President and CEO at ClearPoint Neuro. “Our pharma and device partners in many ways view ClearPoint as an essential vendor and part of their supply chain. They cannot get their drug or their therapy to target unless we perform at the highest levels. Mazin’s experience leading quality, procurement, and supply chain at massive organizations like Philips and Stryker should give our partners added confidence that we continue to invest in the skill sets they require to create state-of-the-art products that are supplied predictably and available globally.”
Mr. Sabra has served as Vice President of Supplier Quality Engineering for Philips since April 2021. In this role, he led a global team responsible for the quality performance of suppliers for a range of Philips’ portfolio from Class III medical devices to consumer products. Prior to this role, he held several positions at Philips since June 2016, including serving as the Vice President for Procurement Engineering for Philips’ Connected Care businesses, as well as Senior Director for Procurement Engineering for its Image Guided Therapy Devices business. In these roles Mr. Sabra was responsible for defining the business procurement strategy, supply risk management, design for excellence for product development, profitability, and growth.
Prior to joining Philips, Mr. Sabra spent 11 years at Stryker Corporation, serving in several management level roles. From 2011 to 2016, he was the Director of Asia Strategic Sourcing for Stryker, based in Suzhou, China. In this role he was responsible for all Asia-based suppliers providing products to over 14 Stryker manufacturing sites globally, including all supplier activities for three Chinese manufacturing facilities and Stryker’s Global Technology Center in India. Mr. Sabra holds a Bachelor’s degree in Industrial & Systems Engineering from The University of Michigan.
“I am very excited to be part of ClearPoint Neuro’s growth journey,” stated Mazin Sabra. “I look forward to partnering with the leadership team to create a platform for sustainable growth with new product introductions and a scalable operational infrastructure.”
About ClearPoint Neuro
ClearPoint Neuro’s mission is to improve and restore quality of life to patients and their families by enabling therapies for the most complex neurological disorders with pinpoint accuracy. Applications of the Company’s current product portfolio include deep brain stimulation, laser ablation, biopsy, neuro-aspiration, and delivery of drugs, biologics, and gene therapy to the brain. The ClearPoint® Neuro Navigation System has FDA clearance, is CE-marked, and is installed in over 60 active sites in the United States, Canada, and Europe. ClearPoint Neuro is partnered with more than 45 pharmaceutical and biotech companies, academic institutions, and contract research organizations providing solutions for direct CNS delivery of therapeutics in pre-clinical studies and clinical trials worldwide. To date, more than 5,000 cases have been performed and supported by the

Company’s field-based clinical specialist team, which offers support and services to our customers and partners worldwide. For more information, please visit www.clearpointneuro.com.
Forward-Looking Statements
Statements in this press release concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company's actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: the impact of the COVID-19 pandemic and global instability, supply chain disruptions, labor shortages, and inflationary conditions; future revenue from sales of the Company’s ClearPoint Neuro Navigation System and other new products offered by the Company; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System and other new products offered by the Company; the ability of our biologics and drug delivery partners to achieve commercial success, including their use of our products and services in their delivery of therapies; and risks inherent in the research and development of new products. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022, both of which have been filed with the Securities and Exchange Commission.

Contact:

Jacqueline Keller, Vice President, Marketing
1 (888) 287-9109
info@clearpointneuro.com

Caroline Corner, Investor Relations
ir@clearpointneuro.com